Exhibit 99.1

GrandMarc at Westberry Place

Fort Worth, TX

As of first quarter 2009, this student housing asset was 91% occupied and 71% pre-leased for 2009-2010 school year. Rents for the new school year are 5.0% higher than current in-place leases.

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Commentary & Highlights

Portfolio Update

•                  In its first quarter Office Market Fundamentals Report, Property and Portfolio Research noted that it expected the national overall office occupancy to continue to deteriorate. National office occupancy fell for the sixth consecutive quarter to 82.5% in the first quarter of 2009, with further losses forecasted to continue into mid-2010.

•                  The REIT’s office assets comprise 40% of the portfolio. At the end of the first quarter, this asset class’s occupancy remained steady at 81.8%, from 81.9% at December 31, 2008. We have been able to effectively manage the lease rollover exposure for these assets. At year-end 2008 we had 9.8% of the office asset leases rolling over in 2009, and due to our ability to secure several early lease renewals, this exposure declined to 8.2% at March 31, 2009.

Financial Statements

•                  Total revenue was $20.5 million during the first quarter of 2009, as compared to $14.2 million during the first quarter of 2008. The increase in revenues is primarily due to:

•                  Rental revenue of $0.9 million from Crossroads, which was acquired in June 2008;

•                  An increase in rental revenue of $1.0 million from Northborough Tower, which was acquired on February 26, 2008, and therefore, contributed only one month of revenue to the three months ended March 31, 2008; and

•                  Five condominium sales of $3.8 million at The Private Residences at Chase Park Plaza for the first quarter ended March 31, 2009, as compared to no condominium sales as of March 31, 2008. Of the remaining 66 units, 25 units were under sales contracts with non-refundable deposits and six units were reserved with refundable deposits as of March 31, 2009.

•                  Growth in rental revenues led to an increase in net operating income (NOI) during the first quarter of 2009. NOI was $7.2 million, as compared to $6.6 million for the same quarter one year ago.

Capital and Credit Market Update

•                  In June, the Federal Bank of Dallas reported that real estate lending within its district remains scarce. It also reported that maturing commercial real estate loans were refinanced at lower loan to value ratios and lower asset values, if refinanced at all.

•                  We believe that the continued financial markets disruptions will not improve in the near future, and we remain diligent in our primary objectives: to preserve capital and protect equity. The lack of available credit in the overall market and our need to access capital for our operating needs and refinancing led to our board of director’s decision in March to not accept, and to suspend until further notice, redemptions other than redemptions due to death, qualifying disability, or need for long-term care of a stockholder. These measures will assist in the overall success of the REIT.

•                  The following is an example of one of our many ongoing capital needs and our management of them. In March 2009 we amended our £12.7 million loan facility agreement with the Royal Bank of Scotland PLC related to our 80% interest in the Becket House leasehold, located in London, England. The amended agreement required an additional £1.0 million paydown of the total principal balance outstanding on April 30, 2009, with the remaining principal balance of £11.7 million plus accrued and unpaid interest due on March 9, 2011.

•                  We have an additional $25.8 million of debt maturing in 2009, related to our Frisco Square investment. We are in discussions with lenders to extend or refinance this asset.

Some numbers have been rounded for presentation purposes.

Consolidated Balance Sheets

(in thousands, except share amounts, unaudited)	Mar. 31, 2009	Dec. 31, 2008

Assets
Real estate
Land and improvements, net	$131,065	$131,028
Buildings and improvements, net	417,968	416,821
Real estate under development	18,300	17,306
Total real estate	567,333	565,155

Condominium inventory	92,616	94,723
Cash and cash equivalents	20,252	25,260
Restricted cash	4,812	4,134
Accounts receivable, net	16,508	14,946
Prepaid expenses and other assets	3,507	3,550
Leasehold interests, net	22,868	23,160
Investments in unconsolidated joint ventures	63,013	62,316
Furniture, fixtures and equipment, net	13,435	13,932
Deferred financing fees, net	5,723	6,407
Notes receivable	37,548	36,542
Lease intangibles, net	26,112	28,303
Other intangibles, net	8,855	9,025
Receivables from related parties	3,341	3,413
Total assets	$885,923	$890,866

Liabilities and equity
Notes payable	$428,368	$416,179
Accounts payable	3,748	6,073
Payables to related parties	1,430	1,643
Acquired below-market leases, net	16,274	17,567
Accrued and other liabilities	23,412	26,037
Total liabilities	473,232	467,499

Commitments and contingencies

Equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 55,113,746 and 54,836,985 shares issued and outstanding at March 31, 2009, and December 31, 2008, respectively	6	5
Additional paid-in capital	491,749	489,139
Accumulated distributions and net loss	(75,487)	(66,085)
Accumulated other comprehensive loss	(6,841)	(5,194)
Total Behringer Harvard Opportunity REIT I, Inc. stockholders’ equity	409,427	417,865
Noncontrolling interest	3,264	5,502
Total equity	412,691	423,367

Total liabilities and equity	$885,923	$890,866

Consolidated Statements of Cash Flows

	3 mos. ended	3 mos. ended
(in thousands)	Mar. 31, 2009	Mar. 31, 2008

Cash flows from operating activities
Net loss	$(7,653)	$(3,627)
Adjustments to reconcile net loss to net cash flows (used in) provided by operating activities:
Depreciation and amortization	6,608	4,569
Amortization of deferred financing fees	780	330
Equity in losses of unconsolidated joint ventures	125	860
Loss on derivatives	20	—
Unrealized loss on derivatives	—	(2,264)
Change in accounts receivable	(1,570)	(2,132)
Change in condominium inventory	1,677	(9,442)
Change in prepaid expenses and other assets	39	(884)
Change in accounts payable	(1,051)	(80)
Change in accrued and other liabilities	(556)	(3,636)
Change in payables to related parties	(141)	(42)
Addition of lease intangibles	(352)	(514)
Cash used in operating activities	(2,074)	(16,862)

Cash flows from investing activities
Escrow deposits and pre-acquisition costs on real estate to be acquired	—	1,063
Purchases of real estate properties	—	(12,441)
Investment in unconsolidated joint ventures	(823)	(469)
Capital expenditures for real estate under development	(6,982)	(12,316)
Capital expenditures for real estate under development of consolidated borrowers	(583)	(7,739)
Additions of property and equipment	(1,939)	(741)
Change in restricted cash	(677)	192
Investment in notes receivable	(1,006)	(6,490)
Fees paid to related party for mezzanine loan arrangements	—	(1,448)
Cash used in investing activities	(12,010)	(40,389)

Cash flows from financing activities
Financing costs	(183)	(317)
Proceeds from notes payable	5,893	16,392
Proceeds from mortgages of consolidated borrowers	1,551	11,065
Net borrowings on senior secured revolving credit facility	8,700	—
Payments on notes payable	(3,713)	(79)
Redemptions of common stock	(406)	(490)
Distributions	(1,047)	(965)
Contributions from noncontrolling interest holders	128	415
Distributions to noncontrolling interest holders	(30)	(171)
Cash provided by financing activities	10,893	25,850

Effect of exchange rate changes on cash and cash equivalents	(1,817)	(16)
Net change in cash and cash equivalents	(5,008)	(31,417)
Cash and cash equivalents at beginning of the period	25,260	78,498
Cash and cash equivalents at end of the period	$20,252	$47,081

Consolidated Statements of Operations

	3 mos. ended	3 mos. ended
(in thousands, except per share amounts, unaudited)	Mar. 31, 2009	Mar. 31, 2008

Revenues
Rental revenue	$15,826	$12,213
Hotel revenue	824	1,961
Condominium sales	3,820	—
Total revenues	20,470	14,174

Expenses
Property operating expenses	6,505	5,526
Cost of condominium sales	3,842	—
Interest expense	4,134	2,271
Real estate taxes	2,310	1,545
Property management fees	600	514
Asset management fees	1,338	932
General and administrative	1,316	917
Advertising costs	182	515
Depreciation and amortization	7,763	5,655
Total expenses	27,990	17,875

Interest income	43	981

Loss before income taxes and equity in losses of unconsolidated joint ventures	(7,477)	(2,720)
Provision for income taxes	(51)	(47)
Equity in losses of unconsolidated joint ventures	(125)	(860)
Net loss	(7,653)	(3,627)

Add: Net loss attributable to the noncontrolling interest	2,321	1,450
Net loss attributable to Behringer Harvard Opportunity REIT I, Inc.	$(5,332)	$(2,177)

Weighted average shares outstanding
Basic and diluted	55,032	54,213

Loss per share
Basic and diluted	$(0.10)	$(0.04)

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of March 31, 2009, and December 31, 2008, our unaudited, consolidated results of operations as of March 31, 2009 and March 31, 2008 and cash flows for the periods ended March 31, 2009 and March 31, 2008. A copy of the Company’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, or behringerharvard.com, or by written request to the Company at its corporate headquarters.

Net Operating Income (NOI)(1)

	3 mos. ended	3 mos. ended
(in thousands, unaudited)	Mar. 31, 2009	Mar. 31, 2008

Revenues	$20,470	$14,174

Expenses
Property operating expenses	6,505	5,526
Real estate taxes	2,310	1,545
Cost of condominium sales	3,842	—
Property management fees	600	514
Total operating expenses	13,257	7,585

Net operating income	$7,213	$6,589

Reconciliation to Net Loss

Net operating income	$7,213	$6,589

Less: Depreciation and amortization	(7,763)	(5,655)
General and administrative expense	(1,316)	(917)
Interest expense	(4,134)	(2,271)
Asset management fees	(1,338)	(932)
Advertising costs	(182)	(515)
Provision for income tax	(51)	(47)
Equity in losses on unconsolidated joint ventures	(125)	(860)
Add: Interest income	43	981

Net loss	$(7,653)	$(3,627)

(1) Net operating income (NOI), a non-GAAP financial measure, is defined as net income (loss), computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, equity in unconsolidated joint ventures, noncontrolling interests, income taxes, and the gain or loss on the sale of assets. Management believes that NOI provides the investor with an accurate measure of the Company’s operating performance because NOI excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.

This quarterly report summary contains forward-looking statements relating to Behringer Harvard Opportunity REIT I, Inc. that are based on our current expectations, and are not guarantees of future results. Actual results may differ materially from these forward-looking statements because of various factors, including those described in the Risk Factors section of Behringer Harvard Opportunity REIT I, Inc.’s filings with the Securities and Exchange Commission. Forward-looking statements in this quarterly report speak only as of its publication date, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to various risks and uncertainties, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, and our subsequent quarterly reports that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

PRESORTED
15601 Dallas Parkway, Suite 600	FIRST-CLASS MAIL
Addison, TX 75001	U.S. POSTAGE PAID
ADDISON, TX
Date Published 07/09 • IN • 403224	PERMIT NO. 36
© 2009 Behringer Harvard